SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2010

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA	19112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

          On July 30, 2010, Tasty Baking Company (the “Company”) entered into a Fifth Amendment to Credit Agreement (“Fifth Amendment”) among the Company and its subsidiaries, as Borrowers; Citizens Bank of Pennsylvania, as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer; and Bank of America, N.A., Sovereign Bank, and Manufacturers and Traders Trust Company, each as a Lender (Citizens Bank along with the other Lenders collectively, the “Banks”).  The Fifth Amendment, which was effective as of June 25, 2010, amends certain provisions of the Company’s Credit Agreement among the Company and the Banks, dated as of September 6, 2007, as previously amended (“Credit Agreement”), which provides for a 5 year, $100 million secured credit facility (“Credit Facility”).

The Fifth Amendment provided the Company with additional flexibility in the Credit Facility and favorably changed certain financial covenants, including changing the maximum operating leverage ratio and minimum required EBITDA up through and including the fourth quarter of 2011.  Certain of these changes to the financial covenants allowed the Company to avoid an instance of non-compliance under the Credit Agreement.  Additionally, the liquidity ratio covenant was changed during the remainder of 2010 and during most of 2011.  The Fifth Amendment also prohibits cash dividends to shareholders in 2011 and beyond if the pending sale of the Company’s Hunting Park and Fox Street properties in Philadelphia, Pennsylvania does not occur on or before December 31, 2010.

The Fifth Amendment also increases the interest rates to be charged for all loans, except the Job Bank Loan, under the Credit Facility to equal (i) LIBOR plus 4.5% from July 30, 2010 until compliance certificates for the fiscal year ending December 25, 2010 are reviewed by the Agent, and (ii) LIBOR plus 4.0% from the end of this preceding period in 2011 until compliance certificates for the fiscal year ending December 31, 2011 are reviewed by the Agent.  Thereafter, as long as no default has occurred or is continuing, the interest rates will revert back to the rates provided by the pricing grid under the Credit Agreement.

The above description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition.

On August 2, 2010, Tasty Baking Company issued a press release announcing its unaudited financial results for the second quarter ended June 26, 2010.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.  The information disclosed in this Item 2.02 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or any other document filed with the SEC, except as specifically set forth in such document.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 above is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit 10.1	Fifth Amendment, effective June 25, 2010, to Credit Agreement, dated as of September 6, 2007, among Tasty Baking Company and its subsidiaries, as Borrowers; Citizens Bank of Pennsylvania, as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer; and Bank of America, N.A., Sovereign Bank, and Manufacturers and Traders Trust Company, each as a Lender

	Exhibit 99.1	Press Release dated August 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date:	August 2, 2010	/S/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief
Financial Officer